UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 24, 2017
(Date of Report - date of earliest event reported)

Arbutus Biopharma Corporation
(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation or Organization)	001-34949 (Commission File Number)	98-0597776 (I.R.S. Employer Identification No.)

100-8900 Glenlyon Parkway Burnaby, British Columbia, Canada (Address of Principal Executive Offices)		V5J 5J8 (Zip Code)

(604) 419-3200
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 24, 2017, the Corporation held its Annual General Meeting of Shareholders.  At the meeting, shareholders voted in favor of all items of business, as indicated below:

Proposal 1.  The Corporation’s shareholders voted to elect the following persons to the board of directors of the Corporation, each to serve until the 2018 Annual General Meeting:

Nominee	Votes For	% For	Votes Withheld	% Withheld	Broker Non- Votes
Vivek Ramaswamy	25,146,794	99.63	93,349	0.37	3,264,375
Mark J. Murray	25,097,915	99.44	142,228	0.56	3,264,375
Daniel D. Burgess	25,155,577	99.66	84,566	0.34	3,264,375
Herbert J. Conrad	25,150,938	99.65	89,205	0.35	3,264,375
Richard C. Henriques	25,153,648	99.66	86,495	0.34	3,264,375
Frank Karbe	25,145,200	99.62	94,943	0.38	3,264,375
Keith Manchester	25,108,567	99.48	131,576	0.52	3,264,375
William T. Symonds	25,152,619	99.65	87,524	0.35	3,264,375

Proposal 2.  The Corporation’s shareholders voted to ratify the appointment of KPMG LLP as independent auditor of the Corporation for the fiscal year ended December 31, 2017:

Votes For	% For	Votes Against	% Against	Abstain
28,466,386	99.87	21,898	0.13	16,234

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 25, 2017

ARBUTUS BIOPHARMA CORPORATION

By:	/s/ Bruce Cousins
Name:	Bruce Cousins
Title:	Executive Vice President & Chief Financial Officer